EXHIBIT 10.34
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                                  (Letterhead)
                               XYNERGY CORPORATION

Via Facsimile: 0118675526684257
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September 26, 2003

John Jones
Intervest Group, Ltd.
5025 Pine Drive
Jackson, Michigan 49201

Dear John:

This is a non-binding letter of intent between Intervest Group, Ltd. and Xynergy Corporation. The terms outlined below are negotiable and merely intend to initiate dialogue for the commencement of merger negotiations between Intervest Group, Ltd. ("IGRP") and Xynergy Corporation ("XYNY").

1. IGRP is to acquire controlling interest in XYNY via stock purchase which is in the control of CEO, Raquel Zepeda;

2. A joint venture between IGRP and Raquel of Beverly Hills, Inc., for the purposes of setting up distribution of its products in China will also commence;

3. Raquel Zepeda will retain approximately 4.9% [non-dilutable] interest in IGRP/XYNY;

4. Current XYNY subsidiaries will spin-off as separate public company via an Information Statement filed and issued to the SEC, giving all IGRP/XYNY shareholders stock in new entity (comprised of subsidiaries Raquel of Beverly Hills and Machinations);

5.   Both parties are to comply with all due diligence requirements.



John Jones
September 26, 2003
Page Two


If the above terms are agreeable to you, please sign below and fax back to us at
(310) 274-0161.

In the interim, I should have a shareholder list, a DTC list, and NOBO list for your records by next week. Our financial information is available on the internet via the Edgar database. We would also like to request that you provide us with a shareholder list and audited financials at your earliest convenience.

 I believe that once we are all in possession of the appropriate documentation, we can reach a mutually beneficial arrangement. Please call me at (310) 858-4995 with your comments and questions .

Sincerely,

/s/

Raquel Zepeda
President

cc:           Don Davis, Esq.
              Fred Bishop, Esq.

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

Understood & Agreed:

                             INTERVEST GROUP, LTD.


By:   /s/                                Date:     September 27, 2003
     ---------------                                         ---
     John Jones, CEO

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